FIRST AMENDMENT TO DISTRIBUTION, LICENSE,
DEVELOPMENT AND SUPPLY AGREEMENT

This First Amendment to Distribution, License, Development and Supply Agreement (the “Amendment”) is made and entered into effective as of May 31, 2016 (the “Effective Date”) by and between AstraZeneca UK Limited, a company incorporated in England under no. 3674842 whose registered office is at 2 Kingdom Street, London, W2 6BD, England (“AstraZeneca”), and Impax Laboratories, Inc., a Delaware corporation located at 30831 Huntwood Avenue, Hayward, CA 94544 (“Impax”), and amends that certain Distribution, License, Development and Supply Agreement by and between AstraZeneca and Impax dated January 31, 2012 (the “Agreement”). AstraZeneca and Impax are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into the Agreement to grant Impax the right to distribute and sell certain pharmaceutical products containing zolmitriptan (Zomig®) in the Territory (as defined in the Agreement), to seek regulatory approval for one or more new indications with respect to such products, to develop one or more additional products for commercialization in the Territory, and other related rights described therein;

WHEREAS, among other things, AstraZeneca retained rights to continue to be the holder of NDAs for such products in the Territory, which included the obligation to complete certain Selected Mandated Studies (as defined in the Agreement);

WHEREAS, the Selected Mandated Studies include the obligation to conduct the juvenile toxicity study and pediatric study under PREA for the acute treatment of migraine in pediatric patients ages 6 to 11 years, as set forth by the U.S. Food and Drug Administration and further described in the protocol for such study attached as Exhibit A to this Amendment (the “PREA Commitment Study,” as further described below); and

WHEREAS, AstraZeneca and Impax have agreed to effect the transfer from AstraZeneca to Impax of certain activities and obligations with respect to the PREA Commitment Study on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.    Definitions. Any capitalized term not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

2.    Amendment to Article 1 (Definitions) of the Agreement. Article 1 of the Agreement is hereby amended by adding the following definitions:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

“1.226.    “Party Written Consent” means (a) with respect to a matter to be agreed by the Parties, the mutual written agreement of the Parties or the mutual consent of the Parties in writing, in each case executed on behalf of each Party by an appropriate officer or employee of such Party and (b) with respect to a matter to be consented to or approved by a Party, the written consent or agreement of such Party executed by an appropriate officer or employee of such Party.”

“1.227.    “PREA Commitment Study” means that certain Selected Mandated Study commitment required to be performed by the FDA [****] including (a) the activities set forth in the PREA Commitment Study Clinical Protocol, (b) the Toxicology Study, and (c) subject to Section 7.2.9, any subsequent amendments and modifications to the scope of such PREA Commitment Study, or any additional Studies as determined by the JDC, on the one hand, and the FDA, on the other hand.”

“1.228.    “PREA Commitment Study Clinical Protocol” means the protocol for the PREA Commitment Study attached to this Amendment as Exhibit A.”

“1.229.    “PREA Development Plan” means the written operational development plan to conduct the PREA Commitment Study as established by the JDC.”

“1.230.    “PREA Study Obligations” means Impax’s obligations solely in relation to the PREA Commitment Study as set forth in Section 4.6 of this Agreement.”

“1.231.     “PREA Toxicology Study” means the juvenile rat toxicology Study to be conducted by Impax over an expected period of [****] prior to the commencement of the activities set forth in the PREA Commitment Study Clinical Protocol. The protocol for the PREA Toxicology Study is attached to this Amendment as Exhibit B.”

3.    Amendment to Article 2 (Governance) of the Agreement. Article 2 of the Agreement is hereby amended as follows:

(a)    Section 2.2.1 of the Agreement is hereby amended by adding the Joint Development Committee to the definition of Joint Committees as follows:

“Within fifteen (15) days after the Effective Date, the Parties shall establish a joint operating committee (the “Joint Operating Committee” or “JOC” and collectively with the JSC and the JDC (as defined in Section 2.6.1), the “Joint Committees”):

(b)    A new Section 2.6 shall be added to Article 2 as follows:

2.6.    PREA Commitment Study Joint Development Committee.

2.6.1.    Formation. Solely for the purposes of the conduct of the PREA Commitment Study, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”) by the date that is thirty (30) days after the Effective Date. The

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

JDC shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. At least one (1) representative from each Party shall have a background in clinical operations, and at least one (1) representative from each Party shall have a regulatory affairs background. From time to time, each Party may substitute one (1) or more of its representatives to the JDC on written notice to the other Party. AstraZeneca shall select from its representatives the chairperson for the JDC. From time to time, AstraZeneca may change the representative who shall serve as chairperson on written notice to Impax. The general provisions applicable to the JOC set forth in Sections 2.3 and 2.4 shall apply to the conduct of the JDC during the duration of the PREA Commitment Study mutatis mutandis. Upon the earlier of (i) full performance by Impax of the PREA Commitment Study and (ii) termination of Impax’s performance of the PREA Commitment Study in accordance with Sections 4.7.1 or 4.7.2, the JDC shall be dissolved and Sections 2.6.1, 2.6.2, 2.6.3 and 2.6.4 shall cease to be of any further effect.

2.6.2.    Specific Responsibilities. Upon the formation of the JDC and subject in all cases to final approval by [****] the JDC shall agree upon and execute the PREA Development Plan. The PREA Development Plan shall consider all aspects of the conduct of the trial, including but not limited to, protocol development, site selection, the use of a contract research organization, CRF and database design, and such other matters as the JDC may determine are necessary based on FDA recommendations or requirements with respect to such Study. Such PREA Development Plan shall be finalized by the JDC within [****] of the formation of the JDC. For clarity, the Parties acknowledge and agree that the third sentence of Section 2.1.3(i) regarding escalation of certain disputes shall be inapplicable to disputes relating to the PREA Development Plan, and that [****] shall have final decision-making authority with respect to the PREA Development Plan and all regulatory interactions related thereto; provided, however, that [****] shall give good faith consideration to the input of [****] in making such decisions and in conducting such interactions.

2.6.3.    General Responsibilities.    In addition to the JDC’s specific responsibilities, the JDC shall serve as a general consultative forum to review and discuss the PREA Commitment Study. In particular, the JDC shall serve as a forum for:

(i)	discussing and periodically reviewing any updates to the PREA Development Plan;

(ii)	making such other decisions as may be delegated to the JDC pursuant to this Agreement, or otherwise by written agreement of the Parties;

(iii)
establishing other working groups to implement the foregoing responsibilities, which working groups shall have such responsibilities and be comprised of such equal number of employees from each of the Parties with such expertise and seniority, as the JDC may direct from time to time, and supervise and direct the activities of such working groups and accept

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

reports and recommendations from such working groups;

(iv)
discussing any proposed amendment to the scope of activities under PREA Development Plan and the nature and scope of any potential increase in the budget associated with such proposed amendment, as set forth in Section 7.2.9 of the Agreement;

(v)	if applicable, discussing and agreeing upon the process associated with wind down, closing or transfer to AstraZeneca or a Third Party of the PREA Commitment Study; and

(vi)	providing updates on the PREA Commitment Study to AstraZeneca.

2.6.4    Dispute Resolution. Each Party’s representatives on the JDC shall use reasonable efforts to reach consensus with the other Party’s representatives on all matters within the jurisdiction of the JDC. If the JDC cannot, or does not, reach consensus on an issue at a meeting (or within such other period as the Parties may mutually agree), then either Party shall have the right to refer the dispute to the JSC for resolution and a special meeting of the JSC shall be called for such purpose. For avoidance of doubt, the JDC shall not have decision-making power for any matter outside the scope of PREA Commitment Study, and notwithstanding any provision of this Agreement to the contrary, neither the JDC nor the JSC shall have the authority to alter or amend the PREA Development Plan without [****] express written consent.

4.    Amendment to Article 4 (Development Activities) of the Agreement. Article 4 of the Agreement is hereby amended as follows:

(a)    Section 4.1.1 of the Agreement is hereby amended by adding the following sentence immediately after the last sentence of the Section:

“Without limiting the foregoing, the Parties acknowledge and agree that Impax shall conduct the PREA Commitment Study in accordance with the provisions of Section 4.6 below unless and until Impax’s performance thereof is terminated pursuant to Section 4.7.1, 4.7.2 or 14.2.1 below. For clarity, except as specifically provided in this Agreement with respect to Impax’s performance of the PREA Commitment Study, the PREA Commitment Study shall continue to be construed as a Selected Mandated Study, as such term is defined and utilized in this Agreement.”

(b)    Section 4.1.2 of the Agreement is hereby amended by adding the following subsection (iii):

“(iii)
The foregoing subsections (i) and (ii) shall not apply to the PREA Commitment Study, which shall be conducted by Impax in accordance with Section 4.6 below. Notwithstanding the fact that Impax shall at any time perform the PREA Commitment Study, the PREA Commitment Study shall not for any purposes in this Agreement

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

be construed as an Impax Study, as such term is defined and utilized in this Agreement.”

(c)    A new Section 4.1.6 shall be added to Section 4.1 as follows:

“4.1.6    Ownership and Use of Study Data from Selected Mandated Studies. AstraZeneca shall be the sole owner of all Study Data arising from the Selected Mandated Studies, including the PREA Commitment Study (the “Selected Mandated Study Data”). Impax shall provide AstraZeneca with copies of all Study Data arising from the PREA Commitment Study upon AstraZeneca’s request, or in any event following completion of the PREA Commitment Study. AstraZeneca hereby grants to Impax a non-exclusive, perpetual, royalty-free, license (including a right of reference) to access and use the Selected Mandated Study Data in connection with the development (including regulatory activities) manufacture, use and sale of Licensed Products and products containing the Licensed Compound in the Field and in the Territory.”

(d)    Section 4.2 of the Agreement is hereby amended to read as follows:

“4.2.    Development Costs. Except as provided herein, Impax shall be responsible for all costs and expenses in connection with (i) all Impax Studies and (ii) Impax’s performance of the PREA Commitment Study. For the avoidance of doubt, AstraZeneca shall bear, and shall not be entitled to reimbursement for, any costs and expenses incurred in connection with the performance of (i) the Selected Mandated Studies (other than the PREA Commitment Study) and (ii) the PREA Commitment Study to the extent performed by any person other than Impax, its Affiliates, Sublicensees, Subcontractors or any other Third Party acting on behalf of Impax in connection therewith. This Section 4.2 is without prejudice to the PREA Royalty Reduction, which shall apply as set forth in Section 7.2.8.”

(e)    Section 4.5.2 of the Agreement is hereby amended to read as follows:

“4.5.2    Through the JOC, AstraZeneca shall keep Impax reasonably informed on at least a quarterly basis with regard to the progress and status of the Selected Mandated Studies (other than the PREA Commitment Study) and any AstraZeneca Study.”

(f)    A new Section 4.6 shall be added to Article 4 as follows:

“4.6.    PREA Commitment Study.

4.6.1    Conduct of the PREA Commitment Study. Notwithstanding the foregoing Section 4.1.1 or anything to the contrary in this Agreement, Impax shall perform the PREA Commitment Study in accordance with the remainder of this Section 4.6. Impax (and its Affiliates and Subcontractors) shall perform the PREA Commitment Study in accordance with the PREA Development Plan and shall use Commercially

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Reasonable Efforts to complete and prepare the final clinical study report for the PREA Commitment Study within the timeframe set forth in the PREA Development Plan; provided, however, [****]. With respect to the PREA Commitment Study, Impax shall be responsible for day-to-day decisions regarding its own performance of the PREA Commitment Study in accordance with the PREA Development Plan, including but not limited to:

(i)	planning individual activities;

(ii)	deciding on how and when to assign what resources and execute other activities needed to complete the work;

(iii)
determining if the PREA Commitment Study will be undertaken by contract research organizations; provided, that the selection of a contract research organization to the PREA Commitment Study will be subject to Party Written Consent of both Impax and AstraZeneca, where such consent shall not be unreasonably withheld or delayed by either Party;

(iv)	site selection; and

(v)	CRF and database design.

4.6.2    Regulatory Documentation. As set forth in Section 5.2.1, AstraZeneca shall continue to hold the IND, NDA and Product Labeling and Inserts and shall be the regulatory sponsor for the PREA Commitment Study regardless of whether Impax, AstraZeneca or any third person performs activities in relation to such Study. AstraZeneca shall be responsible, at AstraZeneca’s sole expense, for the preparation and filing of all Regulatory Documentation in relation to the PREA Commitment Study, including without limitation the application and any documentation required in connection with any supplemental NDA for a Licensed Product, as set forth in Section 5.2.1, regardless of whether Impax, AstraZeneca or any third person performs activities in relation to such Study. AstraZeneca shall also be responsible for reporting to any Regulatory Authority information relating to serious adverse events (“SAEs”) arising from Impax’s performance of the PREA Commitment Study, provided that Impax will promptly notify AstraZeneca of the occurrence of any such SAE, and shall provide AstraZeneca with data and information relating to the SAE and required pursuant to the Safety Agreement, or that is necessary for AstraZeneca to fulfill such reporting obligation under Applicable Law, and Impax shall reasonably cooperate with AstraZeneca in connection with such reporting. All such Regulatory Documentation shall be owned by AstraZeneca in accordance with Section 5.1.1. Without limiting the foregoing, Impax shall be responsible for preparing and providing to AstraZeneca upon preparation thereof the annual summary required by the FDA of activities conducted in relation to the PREA Commitment Study during such twelve (12) month period.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.6.3    Clinical Supply. AstraZeneca shall be responsible, at its expense, for supplying all Licensed Products, as well as any control, comparator or placebo compound for use in the PREA Commitment Study as set forth in the PREA Development Plan regardless of whether Impax, AstraZeneca or any Third Party performs such Study.”

(g)    A new Section 4.7 shall be added to Article 4 as follows:

“4.7.    Termination of Impax’s Obligation to Perform the PREA Commitment Study

4.7.1    Termination for Safety Reasons. AstraZeneca shall have the right to terminate Impax’s continued performance of the PREA Commitment Study with immediate effect by giving written notice that AstraZeneca in good faith believes that Impax’s continued performance of the PREA Commitment Study would present a substantial safety risk.

4.7.2    Other Termination. Either Party may, subject to Section 4.7.3, terminate Impax’s continued performance of the PREA Commitment Study upon written notice to the other Party if:

(i)	the FDA determines in writing that it no longer requires the PREA Commitment Study to be completed;

(ii)	the FDA (i) requires that the PREA Commitment Study [****];

(iii)
the FDA requires any other change to the design of the PREA Commitment Study as currently envisaged in the PREA Commitment Study Clinical Protocol, that would, in Impax’s reasonable opinion, result in non-reimbursable costs to Impax, to the extent associated with such material changes and excluding any other costs incurred by Impax, of more than [****]; or

(iv)
the JDC or AstraZeneca establishes a PREA Development Plan or subsequently amends an existing PREA Development Plan to include additional activities that are not expressly contemplated in the PREA Commitment Study Clinical Protocol and which would if undertaken, in Impax’s reasonable opinion, result in non-reimbursable costs to Impax, to the extent associated with such additional activities and excluding any other costs incurred by Impax, of more than [****].

4.7.3    Alternatives to Termination. Prior to any termination of Impax’s performance of the PREA Commitment Study by either Party, the Parties shall first refer the matter giving rise to a potential termination right to the JDC for good faith discussion of potential resolution of such matter without requiring termination of Impax’s continued performance of the PREA Commitment Study.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.7.4    Effects of Termination of the PREA Commitment Study. If either Party elects to terminate Impax’s continued performance of the PREA Commitment Study prior to completion pursuant to Sections 4.7.1 or 4.7.2, the Parties shall promptly meet to discuss the process for either (a) winding down and closing the PREA Commitment Study, or (b) in the case of termination under Section 4.7.2(b) through (d), at AstraZeneca’s request and reasonable discretion, transferring the conduct of the PREA Commitment Study to AstraZeneca or a Third Party. Termination of Impax’s performance of the PREA Commitment Study pursuant to this Section 4.7 at any time shall relieve Impax of any further obligation to conduct the PREA Commitment Study other than as may be required in connection with any transfer to AstraZeneca or a Third Party, any winddown activities or as otherwise required by Applicable Law. To the extent the FDA thereafter continues to require the performance of the PREA Commitment Study, AstraZeneca shall conduct such Study in accordance with its general obligations under Section 4.1.1. Section 7.2.10 shall apply following any termination of Impax’s performance of the PREA Commitment Study”

5.    Amendment to Article 7 (Payments and Records) of the Agreement. Article 7 of the Agreement is hereby amended as follows:

(a)    The first sentence of Section 7.2.4 shall be amended to read as follows:

“7.2.4.    Maximum Amount of Royalty Reduction. Notwithstanding any term or condition of this Agreement to the contrary, except as set forth in Section 7.2.8 and 7.2.9, in no event shall the royalties payable to AstraZeneca pursuant to Sections 7.2.1 and 7.2.2 be reduced by more than [****] in any Calendar Quarter as a result of any reductions, offsets or setoffs permitted pursuant to this Agreement, whether taken in a Calendar Quarter alone or in the aggregate with other permitted reductions or offsets, including pursuant to Section 7.2.3 and Section 8.15.”

(b)    The first sentence of Section 7.2.5 shall be amended to read as follows:

7.2.5.    Other Limitation on Royalty Reductions. Notwithstanding any right of offset or reduction of royalties provided in this Agreement, except as provided in Sections 7.2.8 and 7.2.9, in no event shall any offset or reduction in royalties payable by Impax, including pursuant to Sections 7.2.3, 8.15, 10.4.2, and 10.6 whether such reduction is calculated alone or as aggregated with other permitted reductions or offsets, cause the royalty amount payable by Impax to AstraZeneca in any Calendar Quarter to fall below the [****] with respect to such Calendar Quarter [****] in the Territory.”

(c)    New Sections 7.2.8, 7.2.9 and 7.2.10 shall be added to Article 7 as follows:

“7.2.8    Royalty Adjustment for PREA Commitment Study. In consideration for Impax’s agreement to conduct and bear the costs and expenses associated with the PREA Commitment Study, the Parties agree that commencing in the Calendar Quarter ending June 30, 2016, the total Royalty Payments payable by Impax to AstraZeneca in each Calendar

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Quarter under this Section 7.2 shall be reduced in the absolute amounts set forth in the table below, in an aggregate absolute amount of thirty million dollars ($30,000,000) (such amounts, the “PREA Royalty Reduction”):

Year	Calendar Quarter	Reduction of Aggregate Royalty Payment in each applicable Calendar Quarter
2016	Calendar Quarter ending June 30, 2016	$[****]
2016	Calendar Quarter ending September 30, 2016	$[****]
2016	Calendar Quarter ending December 31, 2016	$[****]
2017	Calendar Quarter ending March 31, 2017	$[****]
2017	Calendar Quarter ending June 30, 2017	$[****]
2017	Calendar Quarter ending September 30, 2017	$[****]
2017	Calendar Quarter ending December 31, 2017	$[****]
2018	Calendar Quarter ending March 31, 2018	$[****]
2018	Calendar Quarter ending June 30, 2018	$[****]
2018	Calendar Quarter ending September 30, 2018	$[****]
2018	Calendar Quarter ending December 31, 2018	$[****]
2019	Calendar Quarter ending March 31, 2019	$[****]
2019	Calendar Quarter ending June 30, 2019	$[****]
2019	Calendar Quarter ending September 30, 2019	$[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

2019	Calendar Quarter ending December 31, 2019	$[****]
2020	Calendar Quarter ending March 31, 2019	$[****]
2020	Calendar Quarter ending June 30, 2020	$[****]
2020	Calendar Quarter ending September 30, 2020	$[****]
2020	Calendar Quarter ending December 31, 2020	$[****]
Total PREA Royalty Reduction		$30,000,000

For clarity, the PREA Royalty Reduction shall apply in each Calendar Quarter for the Calendar Years set forth in the table above after any deductions applicable under Sections 7.2.3, 8.15, 10.4.2 and 10.6, and shall not be subject to the limitations set forth in Sections 7.2.4 and 7.2.5. If the PREA Royalty Reduction in any Calendar Quarter calculated in accordance with the table above exceeds the amount of the aggregate of the Royalty Payments payable to AstraZeneca in such Calendar Quarter, the Royalty Payment owed for such Calendar Quarter shall be reduced to zero dollars ($0) and AstraZeneca shall pay to Impax in immediately available funds, within [****] following the delivery by Impax to AstraZeneca of the reports and payments for such Calendar Quarter under Section 7.3, an amount equal to the difference between the absolute amount of the applicable PREA Royalty Reduction and the Royalty Payment that would have been owed for such Calendar Quarter prior to application of the PREA Royalty Reduction. For clarity, any completion by Impax of the PREA Commitment Study prior to the date of application of the last PREA Royalty Reduction shall not in any way reduce the aggregate PREA Royalty Reduction set forth in the table above, or in way vary the dates of application thereof as set forth herein this Section 7.2.8.

7.2.9    Changes to PREA Commitment Study. The Parties acknowledge and agree that in the event that (a) the FDA requires changes to the design and/or scope of the PREA Commitment Study or (b) the JDC or the JSC requires Impax to perform additional activities that are not included within the PREA Commitment Study Clinical Protocol, the Parties, through the JDC, shall promptly estimate in good faith any additional costs associated with such changes that are in Impax’s reasonable opinion reasonably likely to be incurred by Impax in performance thereof and thereafter the Parties shall, prior to the implementation of such changes to the design and/or scope of the PREA Commitment Study by Impax or the performance by Impax of such additional activities, discuss and agree upon an increase in the amount of the PREA Royalty Reduction (and the Calendar Quarters in which such PREA Royalty Reduction shall apply) to compensate Impax for such additional costs.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

7.2.10    Royalty Reduction in the Event of Early Termination. In the event Impax’s performance of the PREA Commitment Study is terminated by either Party prior to completion in accordance with Section 4.7.1 or 4.7.2 (but not, for the avoidance of doubt, in the event of an alleged material breach by Impax of its PREA Study Obligations), the PREA Royalty Reduction shall continue to apply following the effective date of such termination for the limited periods set forth as follows:

(i)
if the effective date of termination occurs prior to [****], the PREA Royalty Reduction shall apply in full as set forth in the table in Section 7.2.8, up to and including the end of the [****] after which no further PREA Royalty Reduction shall apply towards future Royalty Payments;

(ii)
if the effective date of termination occurs between [****], the PREA Royalty Reduction shall apply in full for the Calendar Quarter in which such termination occurs, and for the following [****] Calendar Quarters after which no further PREA Royalty Reduction shall apply towards future Royalty Payments;

(iii)
if the effective date of termination occurs between [****], the PREA Royalty Reduction shall apply in full for the Calendar Quarter in which such termination occurs, and for the following [****] Calendar Quarters after which no further PREA Royalty Reduction shall apply towards future Royalty Payments; and

(iv)
if the effective date of termination occurs between [****], the PREA Royalty Reduction shall apply in full through to [****], provided that if the Parties agree upon additional funding for the PREA Commitment Study pursuant to Section 7.2.9 such that the PREA Royalty Reduction continues to apply after [****], the Parties shall also agree upon an equitable adjustment to the application of the PREA Royalty Reduction upon any termination of the PREA Commitment Study based on the principles set forth in this Section 7.2.10 (iii) and (iv) after which no further PREA Royalty Reduction shall apply towards future Royalty Payments.

For clarity, in no event will any amounts already applied by Impax by way of a PREA Royalty Reduction in any Calendar Quarter prior to the effective date of termination of Impax’s performance of the PREA Commitment Study be refundable to AstraZeneca. Following the conclusion or transfer of the PREA Commitment Study, and following the application of the PREA Royalty Reductions following termination as set forth in this Section 7.10.2(i) through (iv), as applicable, the Royalty Payments shall revert to those as expressed under Section 7.2 of the Agreement without application of the PREA Royalty Reduction.”

6.    Amendment to Article 13 (Indemnity) of the Agreement. Article 13 of the Agreement is hereby amended as follows:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(a)    Section 13.1.8 shall be amended to read as follows:

“13.1.8 the conduct of any Impax Study or the breach, gross negligence, or willful or intentional misconduct by Impax in the conduct of the PREA Commitment Study:”

(b)    Section 13.2.7 shall be amended to read as follows:

“13.2.7 the conduct of the Selected Mandated Studies or any AstraZeneca Studies;”

7.    Amendment to Article 14 (Term, Termination and Other Remedies) of the Agreement. Article 14 of the Agreement is hereby amended as follows:

(a)    Section 14.2.1 shall be amended to read as follows:

“14.2.1. Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one or more material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party disputes that it has committed a material breach of one or more of its material obligations under this Agreement, then it may refer the matter to the JOC or, in relation to any alleged material breach of the PREA Study Obligations, the JDC for dispute resolution in accordance with Section 2.2.3 or, solely in connection to disputes in relation to the PREA Study Obligations, Section 2.6.4, and, if the JOC is unable to resolve the dispute as contemplated in Section 2.2.3 or the JDC is unable to resolve the dispute as contemplated in Section 2.6.4, then to the JSC for dispute resolution in accordance with Sections 2.1.1 and 2.1.3 (except that (i) the provisions of the third sentence of Section 2.1.3(i) (regarding the power to make final resolutions held by the Senior Officer of Impax) and (ii) disputes in connection to the PREA Study Obligations shall not apply for purposes of this Section 14.2.1). If the JOC and the JSC or, in relation to any alleged material breach of the PREA Study Obligations, the JDC and JSC, are unable to resolve the dispute, and the Breaching Party fails to cure such alleged breach within [****] after the receipt of the Default Notice, or in the case of a Payment default, within [****] after receipt of the Default Notice, the Non-Breaching Party may: (i) in the event of a material breach other than an alleged material breach by Impax of its PREA Study Obligations, terminate this Agreement upon written notice to the Breaching Party and (ii) in the event of an alleged material breach by Impax of its PREA Study Obligations, AstraZeneca may immediately terminate Impax’s continued performance of the PREA Commitment Study, in which case no further PREA Royalty Reduction shall apply towards future Royalty Payments. Notwithstanding the foregoing, in the event of a breach (other than a payment breach or a breach by Impax under Section 3.5) cannot be cured within such [****] period, the period for cure may be extended an additional [****] provided that the Breaching Party has promptly commenced efforts to cure such breach after the Default Notice and thereafter diligently continues such efforts. For clarity, breach by Impax of the PREA Study Obligations shall not give rise to any right of AstraZeneca to terminate this Agreement.”

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b)    Section 14.3.1 shall be amended to read as follows:

“14.3.1. Except with respect to the PREA Commitment Study and the PREA Study Obligations, termination of which is exclusively governed by Section 4.7 of this Agreement, Impax may terminate this Agreement any time after December 31, 2015, by giving AstraZeneca [****] prior written notice thereof.”

8.    No Other Amendments. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and apply equally to this Amendment.

9.    Counterparts; Facsimile Execution. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

THIS AMENDMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

ASTRAZENECA UK LIMITED	IMPAX LABORATORIES, INC.
By: /s/ William (Liam) Mcllveen Name: William (Liam) Mcllveen Title: Authorized Signatory	By: /s/ Fred Wilkinson Name: Fred Wilkinson Title: President and CEO

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.